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                                   EXHIBIT 21


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                        SUBSIDIARIES OF EKCO GROUP, INC.

         The following are the subsidiaries of the registrant, all of which are wholly-owned except for Woodstream Corporation, which is majority-owned:

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                                                                 Jurisdiction of
Subsidiary Name                                                  Incorporation
---------------                                                  ---------------
OPERATING SUBSIDIARIES

Ekco Housewares, Inc.                                            Delaware

Ekco Canada Inc.                                                 Ontario, Canada

Ekco Distribution of Illinois, Inc.                              Delaware

Ekco Manufacturing of Ohio, Inc.                                 Delaware

Ekco International Housewares Limited                            United Kingdom

Frem Corporation                                                 Massachusetts

Woodstream Corporation                                           Pennsylvania

Kellogg Brush Manufacturing Co.                                  Massachusetts

Cleaning Specialty Co.                                           Tennessee

Wright-Bernet, Inc.                                              Ohio

B. VIA International Housewares, Inc.                            Delaware



INACTIVE SUBSIDIARIES

Delhi Manufacturing Corporation                                  Delaware

Ekco Capital Enterprises, Inc.                                   Delaware

Ekco Wood Products Co.                                           Delaware

Fenwick                                                          California

FPI, Inc.                                                        Washington

Trappe of Aspen, Inc.                                            Pennsylvania
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